Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces Second Quarter 2011 Results

MOUNTAIN VIEW, Calif. — July 28, 2011— Omnicell, Inc. (NASDAQ: OMCL), a leading provider of system solutions to healthcare facilities, today announced results for its quarter ended June 30, 2011.

GAAP results: Revenue for the second quarter of 2011 was $61.0 million, up $3.8 million or 6.6% from the first quarter of 2011, and up $6.3 million or 11.5% from the second quarter of 2010.  Revenue for the six months ended June 30, 2011 was $118.2 million, up $9.3 million or 8.6% from the six months ended June 30, 2010.

Second quarter 2011 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $2.6 million, or $0.08 per diluted share. This compares to net income of $0.7 million, or $0.02 per diluted share in the first quarter of 2011 and net income of $2.0 million, or $0.06 per diluted share in the second quarter of 2010. For the six months ended June 30, 2011, net income was $3.3 million, or $0.10 per diluted share. This compares to net income of $2.9 million, or $0.09 per diluted share for the six months ended June 30, 2010.

Non-GAAP results: Non-GAAP net income was $5.0 million for the second quarter of 2011, or $0.15 per diluted share. Non-GAAP net income for the second quarter excludes $2.5 million in stock-based compensation expense. This compares to non-GAAP net income of $3.7 million, or $0.11 per diluted share for the first quarter of 2011, which excluded $2.4 million in stock-based compensation expense and $1.0 million pre-tax settlement expense for litigation claims, net of a $0.4 million tax effect.  Second quarter 2011 results compare to non-GAAP net income of $4.1 million, or $0.12 per diluted share for the second quarter of 2010, which excluded $2.1 million of stock-based compensation expense.

For the six months ended June 30, 2011, non-GAAP net income was $8.7 million, or $0.26 per diluted share. This excluded $4.8 million in stock-based compensation expense and $1.0 million pre-tax settlement expense for litigation claims, net of a $0.4 million tax effect. For the six months ended June 30, 2010, non-GAAP net income was $7.2 million, or $0.22 per diluted share, excluding $4.3 million in stock-based compensation expense.

“I am pleased with our second quarter performance, in which we exceeded consensus on earnings,” said Randall Lipps, Omnicell president, chairman and CEO. “Omnicell’s innovative G4 platform for advanced medication and supply automation, introduced in May and well received in the marketplace, positions us to meet our growth objectives for 2011. Omnicell continues to set the industry pace for customer satisfaction, as evidenced by the recent top ranking, for the sixth consecutive year, of our automated medication dispensing system by the leading research firm KLAS.”

Omnicell Conference Call Information

Omnicell will hold a conference call today at 2:30 p.m. PT today to discuss first quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 84878863. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 4:30 p.m. PT and will be available until 11:59 p.m. PT on August 4. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, conference code # 84878863.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems that enable healthcare facilities to increase operational efficiency, enhance patient safety and allow clinicians to spend more time with their patients.

Founded in 1992, Omnicell’s medication-use solutions include complete automation systems for the central pharmacy, anesthesia workstations for the operating room, dispensing cabinet systems for nursing units, and safe, secure medication transportation and verification systems to the patient bedside. From a medication’s arrival at the receiving dock to its dosing to the patient, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Omnicell supply product lines provide a healthcare institution with comprehensive supply chain solutions that result in fast, effective control of costs, capture of charges for payer reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission (SEC) filings and include, without limitation, the unfavorable general economic and market conditions, volatility in the credit market, risks to growth and acceptance of our products and services and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, and the ability of the company to improve sales productivity to grow product backlog, retain key personnel, to cut expenses, to manage future changes in revenue levels, to develop new products and integrate acquired companies, products or intellectual property in a timely and cost-effective manner. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP.  We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718 .  We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation” as non-GAAP adjustments in each period.

b) Litigation settlement (net of tax).  We recorded an accrual in the first quarter of 2011 for settlement of litigation claims for $1.0 million ($0.6 million net of the $0.4 million income tax effect.)  This charge is not expected to be recurring and, as such, the financial impact is excluded from our non-GAAP results.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options.  As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results.  In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

• Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

• Other companies, including other companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues:
Product	$46,218	$42,575	$42,023	$88,793	$84,318
Services and other revenues	14,787	14,585	12,670	29,372	24,535
Total revenue	61,005	57,160	54,693	118,165	108,853

Cost of revenues:
Cost of product revenues	19,730	17,836	19,009	37,566	38,274
Cost of services and other revenues	7,468	7,674	6,816	15,142	14,125
Total cost of revenues	27,198	25,510	25,825	52,708	52,399

Gross profit	33,807	31,650	28,868	65,457	56,454
Operating expenses:
Research and development	5,280	4,840	4,950	10,120	9,515
Selling, general, and administrative	24,297	25,781	20,426	50,078	41,938
Total operating expenses	29,577	30,621	25,376	60,198	51,453
Income from operations	4,230	1,029	3,492	5,259	5,001
Other income and (expense), net	71	54	53	125	127
Income before provision for income taxes	4,301	1,083	3,545	5,384	5,128
Provision for income taxes	1,714	413	1,580	2,127	2,184
Net income	$2,587	$670	$1,965	$3,257	$2,944

Net income per share:
Basic	$0.08	$0.02	$0.06	$0.10	$0.09
Diluted	$0.08	$0.02	$0.06	$0.10	$0.09

Weighted average shares outstanding:
Basic	33,003	33,184	32,567	33,093	32,388
Diluted	33,981	34,098	33,452	34,039	33,303

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$181,258	$175,635
Short-term investments	—	8,074
Accounts receivable, net	43,105	42,732
Inventories	17,382	9,785
Prepaid expenses	10,568	11,959
Deferred tax assets	13,052	13,052
Other current assets	5,940	7,266
Total current assets	271,305	268,503

Property and equipment, net	16,320	14,351
Non-current net investment in sales-type leases	8,913	9,224
Goodwill	28,543	28,543
Other intangible assets	4,414	4,672
Non-current deferred tax assets	10,057	9,566
Other assets	9,901	8,365
Total assets	$349,453	$343,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,380	$13,242
Accrued compensation	8,122	7,731
Accrued liabilities	6,224	8,684
Deferred service revenue	18,717	16,788
Deferred gross profit	11,300	11,719
Total current liabilities	58,743	58,164

Long-term deferred service revenue	18,855	19,171
Other long-term liabilities	625	675
Total liabilities	78,223	78,010

Stockholders’ equity:
Total stockholders’ equity	271,230	265,214

Total liabilities and stockholders’ equity	$349,453	$343,224

(1)  Information derived from our December 31, 2010 audited Consolidated Financial Statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended
	June 30, 2011		March 31, 2011		June 30, 2010
	Net income	Net income per share- diluted	Net income	Net income per share- diluted	Net income	Net income per share- diluted
GAAP	$2,587	$0.08	$670	$0.02	$1,965	$0.06
Non-GAAP adjustments:
ASC 718 share-based compensation adjustment (a)
Gross profit	383		367		363
Operating expenses	2,068		2,025		1,734

Litigation settlement, net of tax (b)	—		620		—
Total after-tax adjustments	2,451	0.07	3,012	0.09	2,097	0.06

Non-GAAP	$5,038	$0.15	$3,682	$0.11	$4,062	$0.12

(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 (formerly referred to as SFAS No. 123R) for the periods shown.

(b) This adjustment is for the accrual of a $1.0 million pre-tax settlement in operating expenses ($0.6 million, net of tax effect of $0.4 million) in the first quarter of 2011.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Six months ended
	June 30, 2011		June 30, 2010
	Net income	Net income per share- diluted	Net income	Net income per share- diluted
GAAP	$3,257	$0.10	$2,944	$0.09
Non-GAAP adjustments:
ASC 718 share-based compensation adjustment (a)
Gross profit	750		684
Operating expenses	4,093		3,569

Litigation settlement, net of tax (b)	620		—
Total after tax adjustments	5,463	0.16	4,253	0.13

Non-GAAP	$8,720	$0.26	$7,197	$0.22

(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 (formerly referred to as SFAS No. 123R) for the periods shown.

(b) This adjustment is for the accrual of a $1.0 million pre-tax settlement in operating expenses ($0.6 million, net of tax effect of $0.4 million) in the first quarter of 2011.

Omnicell, Inc.

Calculation of Adjusted EBITDA (1)

(In thousands, unaudited)

	Three Months Ended			Six months ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010

GAAP net income	$2,587	$670	$1,965	$3,257	$2,944
Add back:
ASC 718 stock compensation expense	2,451	2,392	2,097	4,843	4,253
Litigation settlement, pre-tax	—	1,000	—	1,000	—
Interest	(75)	(75)	(88)	(150)	(160)
Depreciation and amortization expense	1,942	1,852	2,178	3,794	4,301
Income tax expense	1,714	413	1,580	2,127	2,184
Non-GAAP adjusted EBITDA (1)	$8,619	$6,252	$7,732	$14,871	$13,522

(1) Defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including stock compensation expense, per ASC 718, formerly FAS 123R.  Also excludes first quarter 2011 non-GAAP adjustment for pre-tax litigation settlement.